UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

409 Illinois Street
San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2024, FibroGen, Inc. (“FibroGen”) received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market notifying FibroGen that for 30 consecutive business days the bid price of FibroGen’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq listing rule 5450(a)(1).

The notification received has no immediate effect on the listing of FibroGen’s common stock on Nasdaq. In accordance with listing rule 5810(c)(3)(A), FibroGen has 180 calendar days, or until March 11, 2025, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of FibroGen’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) before March 11, 2025.

If FibroGen’s common stock does not achieve compliance by March 11, 2025, FibroGen may be eligible for an additional 180-day period to regain compliance if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that FibroGen will not be able to cure the deficiency, or if FibroGen does not meet the other listing standards, Nasdaq could provide notice that FibroGen’s common stock will become subject to delisting. In the event FibroGen receives notice that its common stock is being delisted, Nasdaq rules permit FibroGen to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.

FibroGen currently meets the continued listing requirement for market value of publicly held shares and all other initial listing standards of The Nasdaq Stock Market, with the exception of the bid price requirement. FibroGen intends to actively monitor the closing bid price of its common stock between now and March 11, 2025, and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	September 16, 2024	By:	/s/ Michael Lowenstein
Michael Lowenstein Chief Legal Officer